Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this consent solicitation statement/prospectus on Form S-4 of Zimmer Holdings, Inc. of our report dated August 20, 2014 relating to the consolidated financial statements and financial statement schedules of LVB Acquisition, Inc. and subsidiaries appearing in this consent solicitation statement/prospectus.

We also consent to the reference to us under the headings “LVB Unaudited Prospective Financial Information” and “Experts” in this consent solicitation statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

August 26, 2014